As filed with the Securities and Exchange Commission on April 4, 2014.

Registration No. 333-194571

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________

PRE-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________

The Dixie Group, Inc.
(Exact name of registrant as specified in its charter)

Tennessee
(State or other jurisdiction of incorporation or organization)

62-0183370
(I.R.S. Employer Identification Number)

104 Nowlin Lane, Suite 101
Chattanooga, Tennessee 37421
(423) 510-7000
________

Jon A. Faulkner
Chief Financial Officer
The Dixie Group, Inc.
2208 S. Hamilton Street
Dalton, Georgia
(423) 510-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
________

Copy to:

John F. Henry, Jr., Esq.
Miller & Martin PLLC
Suite 1000, Volunteer Building
832 Georgia Avenue
Chattanooga, Tennessee 37402
(423) 756-6600
________
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☑
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large acceleration filer     ☐    Accelerated filer     ☑
Non-accelerated filer     ☐    (Do not check if a smaller reporting company)     Smaller reporting company ☐
________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The Dixie Group, Inc. is filing this pre-effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (Registration No. 333-194571) (the “Registration Statement”) as an exhibit-only filing to re-file Exhibit 5.1 previously filed with the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement, the exhibit index and the refiled Exhibit 5.1. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.    EXHIBITS

Exhibit No.	Description
(1.1)	Form of Underwriting Agreement (to be filed by amendment or as an exhibit to a Current Report on Form 8-K of the registrant).
(5.1)	Opinion of Miller & Martin PLLC (filed herewith).
(23.1)	Consent of Ernst & Young LLP (previously filed).
(23.2)	Consent of Miller & Martin PLLC (included in Exhibit (5.1).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on April 2, 2014.
The Dixie Group, Inc.

/S/ DANIEL K. FRIERSON
By: Daniel K. Frierson
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/S/ DANIEL K. FRIERSON	Chairman of the Board, Director and Chief Executive Officer	April 2, 2014
Daniel K. Frierson

/S/ JON A. FAULKNER	Vice President, Chief Financial Officer	April 2, 2014
Jon A. Faulkner

/S/ D. KENNEDY FRIERSON, JR.	Vice President, Chief Operating Officer and Director	April 2, 2014
D. Kennedy Frierson, Jr.

/S/ D. EUGENE LASATER	Controller	April 2, 2014
D. Eugene Lasater

/S/ CHARLES E. BROCK	Director	April 2, 2014
Charles E. Brock

/S/ J. DON BROCK	Director	April 2, 2014
J. Don Brock

/S/ WALTER W. HUBBARD	Director	April 2, 2014
Walter W. Hubbard

/S/ LOWRY F. KLINE	Director	April 3, 2014
Lowry F. Kline

/S/ HILDA S. MURRAY	Director	April 3, 2014
Hilda S. Murray

/S/ JOHN W. MURREY, III	Director	April 3, 2014
John W. Murrey, III

/S/ MICHAEL L. OWENS	Director	April 2, 2014
Michael L. Owens

EXHIBIT INDEX

Exhibit No.	Description
(1.1)	Form of Underwriting Agreement (to be filed by amendment or as an exhibit to a Current Report on Form 8-K of the registrant).
(5.1)	Opinion of Miller & Martin PLLC (filed herewith).
(23.1)	Consent of Ernst & Young LLP (previously filed).
(23.2)	Consent of Miller & Martin PLLC (included in Exhibit (5.1).